EXHIBIT 10.3

Labor Contracts

Party A's name: Quaker Houghton Investment Management (Shanghai) Co., Ltd
Registered address: 7/8th Floor, Building 3, No. 715, Yingshun Road, Qingpu District, Shanghai
Main person in charge: Ma Jun

Party B's Name: Albert Ma
Address: [***]
Identification Number: [***]

Party A and Party B are in accordance with the Labor Law of the People's Republic of China, the Labor Contract Law of the People's Republic of China and thereof.
The relevant provisions of other laws and regulations, on the basis of equality, voluntariness and consensus, agree to sign this contract, altogether and comply with the terms and conditions set out in this contract.

Article 1    The type and duration of the contract

One.    Parties A and B shall choose the following forms to determine the term of this contract:
(A) Fixed term: from YYYY-XX to YYYY-XX, a total of months.
(B) Indefinite term: from YYYY-XX to the date of occurrence of the termination conditions prescribed by law or as agreed in this contract.
(C) To complete a certain task as the time limit: from YYYY-XX to when the work task is terminated when it is completed.
Two.        The probationary period of this contract for newly hired personnel shall be one month, from YYYY-XX to YYYY-XX.

Article 2    What you do and where you work

One.    According to the needs of production work, Party A arranges Party B to work in the department, and where the working place is. Party B shall conscientiously perform the job responsibilities formulated by Party A, and complete the work tasks specified by Party A on time, according to quality and quantity.
Two.    Party B understands and agrees that Party A has the right to work according to Party A's business needs, as well as Party B's work ability and work

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Reasonable adjustment of Party B's job position, work content and/or work based on factors such as performance, health condition, location, etc.
Three.    Party B undertakes that during the performance of this contract, unless Party A agrees in writing, it shall not be paid or gratuitous
Be re-employed by another company or individual (group) in any way, or shall not engage in other activities with the Company
Unrelated business, otherwise it will be regarded as a serious violation of Party A's rules and regulations, and Party A has the right to terminate this contract.

Article 3    Working hours and rest leave

One.    Party A implements a 40-hour work week and 8 hours a day. Special positions are subject to the corresponding approved work
Execution of the system. The specific work shifts of Party B shall be arranged by the supervisor.
Two.    Party B agrees that during the performance of this contract, Party A shall make changes according to the approval of the human resources and social security department
If the working hours system is applicable to Party B's position, Party A will publish the reply (or notify Party B)
Automatically applies to Party B from the date of notification to Party B.
3. Party B agrees that Party A can arrange Party B to extend working hours or work overtime on public holidays according to the needs of work.
If Party B needs to extend working hours or work overtime due to work, it shall be in advance according to Party A's relevant overtime approval system
Submit a written application and execute it after approval by Party A; Self-extension of work without application or approval from Party A
Working time is not considered overtime. Extended working hours or overtime confirmed by Party A will be paid by Party A in accordance with the law
Pay the corresponding remuneration or give compensatory leave.
Four.    Party B enjoys all kinds of paid holidays such as statutory holidays, public holidays and family planning stipulated by the state, and
Enjoy other paid leave according to the paid leave system implemented by Party A.

Article 4    Labor remuneration and welfare benefits

One.    Party A shall determine the labor remuneration due to Party B in accordance with the relevant regulations of the company, please refer to the "Acceptance Notice"

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for details “Letter Of Understanding" or the latest "Notice of Salary Increase". Party B understands and agrees that Party A
It has the right to work according to Party A's production and operation situation, economic benefits, salary system and Party B's specific work in the future performance, position change, etc., adjust the labor remuneration due to Party B.
Two.    Party B's individual income tax shall be withheld and paid by Party A in accordance with the regulations.
Three.    Party A shall handle Party B's pension, unemployment, medical treatment, work-related injury, and other expenses with the social insurance institution in accordance with the relevant provisions of the state.
Maternity insurance and housing provident fund payment involve Party B's personal contributions, and Party A shall pay from Party B's salary
Medium withholding.
Four.    Party B understands and agrees that Party A implements a salary confidentiality system. Party B shall keep its own wages strictly confidential,
In addition, it is not allowed to inquire about the wages of other employees.
Five.    Party B's bonuses, allowances and other benefits shall be implemented in accordance with Party A's internal rules and regulations. Party A has the right to rely on:
It is necessary to formulate, amend, improve or abolish the system of bonuses, allowances and other benefits.

Article 5    Labor protection and working conditions

One.    Party A shall comply with China's regulations on labor safety and provide Party B with labor in accordance with national and local regulations
The relevant treatment and working conditions of animal protection, and the implementation of labor protection for Party B.
Two.    Party A shall provide Party B with a safe and healthy working environment that complies with national and local regulations and standards, according to Party B
Party B's job position conducts training on occupational health and safety, and provides necessary labor for Party B's work conditions and a safe and hygienic working environment, and the distribution of labor protection equipment in accordance with regulations; There are occupational hazards to the engagement
Those who work shall conduct regular health examinations and comply with other laws and regulations related to occupational health and safety
Rules.

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Three.    Party B confirms that Party A has informed Party B of the occupational disease hazards and protection according to Party B's job position and content
Circumstance. Party B promises to strictly abide by all safety and health operation rules and regulations formulated by the state and Party A.
Have a sense of self-protection, standardized and safe operation.

Article 6    Labor discipline and rules and regulations

One.    Party B shall strictly abide by national laws and regulations and Party A's efforts to maintain normal production, work and life order
If there is any violation of the company's rules and regulations formulated in accordance with the law, it will be dealt with according to the relevant system.
Two.    Party B shall abide by social morality and professional ethics, keep Party A's business secrets, and strictly implement production and technology
Confidentiality provisions such as process and technology patents to safeguard the interests and reputation of Party A.
Three.    Without the consent of Party A, Party B is strictly prohibited from working part-time outside or engaging in any business activities related to Party A's business.
If it causes economic losses to Party A, it shall be liable for compensation in accordance with the law.
Four.    If Party B violates labor discipline, Party A can give corresponding disciplinary sanctions according to the rules and regulations of the unit until the termination of this contract.
Five.    When signing this contract, Party B has carefully read the relevant rules and regulations formulated by Party A (including but not limited to in the employee handbook, job responsibilities, safety guidelines, etc.), Party B promises to strictly abide by it. Party A may revise from time to time,
The rules and regulations implemented shall take effect after they are published on the company's bulletin board or delivered to employees, and Party B shall comply with them

Article 7    Modification, rescission and termination of the labor contract

One.    With the agreement of both parties through negotiation, the content of this contract can be changed. Modification of the labor contract shall:
Be in writing.
Two.    This contract may be terminated by mutual agreement between Party A and Party B.

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Three.    Party B shall notify Party A in writing 30 days in advance (3 days in advance during the probationary period) to terminate this contract
The two parties may negotiate to determine the last working date of Party B.
Four.    Party A may terminate this contract under any of the following circumstances:
1. During the probationary period, if it is proved that the employment conditions are not met, the circumstances of "not meeting the employment conditions" include:
This includes, but is not limited to:
a. Under the age of 16
b. It is found that it does not meet the recruitment conditions announced at the time of recruitment
c. Providing false personal history or information in the process of applying for employment with Party A
d. There is deception, concealment or other dishonest behavior in the process of concluding the labor contract
e. Those who have not gone through or do not have the employment procedures prescribed by the government
f. Unable to provide the documents required by Party A for employment and social insurance
g. Failing to dissolve or terminate the labor contract with other employers in accordance with the law, or failing to provide the original employer
Proof of resignation
h. Those who fail to pass the probationary period and regular assessment or fail to pass the 30/60/90-day work plan
i. Violating Party A's rules and regulations and receiving disciplinary sanctions (regardless of the type of sanction).
j. Suffering from mental illness or suffering from Class A infectious diseases and Class B infections as stipulated in the Law on the Prevention and Treatment of Infectious Diseases
k. Party A will violate the non-compete agreement or other contractual obligations with the original employer
l. Wanted
m. Other circumstances stipulated by laws and regulations or Party A's rules and regulations
2. Serious violation of labor discipline or Party A's rules and regulations
3. Serious dereliction of duty, malpractice for personal gain, causing major damage to Party A's interests
4. At the same time, establish labor relations with other employers, which has a serious impact on the completion of Party A's work tasks.

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or Party A proposes to refuse to make corrections
5. By means of fraud, coercion or taking advantage of the danger of others, Party A is concluded against the true intention or change the labor contract
6. Being pursued for criminal responsibility in accordance with law
Five.    In any of the following circumstances, Party A shall notify Party B in writing 30 days in advance or pay Party B an additional amount
This contract can be terminated after one month's salary:
1. If Party B is sick or injured not due to work, he or she cannot engage in the original job after the expiration of the prescribed medical treatment period, nor can Party B

Engaged in work arranged by Party A
2. Party B is not competent for the job, and is still incompetent after training or job adjustment
3. There is a major change in the objective circumstances on which this contract is based at the time of conclusion, which makes it impossible to perform the labor contract.
After negotiation between the two parties, no agreement can be reached on the modification of the content of this contract
Six.    This contract shall be terminated under any of the following circumstances:
1. The term of this contract expires
2. Party B reaches the statutory retirement age or begins to enjoy basic pension insurance benefits in accordance with the law
3. Party B dies, or is declared dead or missing by the people's court
4. Party A is declared bankrupt in accordance with the law
5. Party A's business license is revoked, ordered to close or revoked, or the employer decides to dissolve in advance
6. Other circumstances stipulated by laws and administrative regulations
Seven.    When this contract is dissolved or terminated, Party B shall, in accordance with Party A's provisions, hand over the work and return it to the person for use
Any property and documents of Party A in custody shall be withdrawn from work by Party A after completing the relevant resignation procedures formalities, and transfer the personnel file of the dismissed Party B to the employment agency of the labor administrative department.

Article 8    Confidentiality and Intellectual Property

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One.    Party A and Party B confirm that Party B will inevitably come into contact with Party A's trade secrets and business secrets when performing its job duties
Confidential matters relating to intellectual property rights, including but not limited to the following:
1.Technical information: including but not limited to: formula, model, data compilation, program, method, technology, product, system, process, process flow, design, sample, step, specification, R&D strategy, technical scheme, circuit design, technical index, database, research and development records, technical report, test report, test report, experimental data, test results, drawings, prototypes, operation manuals, technical documents, etc.
2.Business information: including but not limited to: market information, customer list, distribution network, sales price, marketing plan, advertising planning, competitive strategy, procurement information, procurement channels, purchase price, supplier list, management information, financial information, human resources information, etc.
3.The carriers involved may be physical, chemical, or in any other form, including but not limited to traditional paper carriers and electromagnetic or digital storage media carriers such as USB disks, hard disks, optical discs, films, tapes, and network storage spaces.
The foregoing matters belong to the property and rights of Party A, and Party B has the obligation of confidentiality as a matter of course.
Two.    Party B must abide by any written or unwritten confidentiality rules and regulations of Party A, and perform its duties
Corresponding confidentiality duties. If Party A's confidentiality rules and regulations are not provided for or the provisions are not clear,
In line with the principle of good faith, the Party shall take any necessary and reasonable measures in accordance with the standards of rational persons to safeguard the public interest
Information about which the Company or Company is under a corresponding obligation of confidentiality to third parties.
Three.    Party B agrees that Party B shall not do without the written consent of Party A or for the purpose of performing its duties and obligations under this contract may disclose any of our information to any third party, including any of our employees who are not aware of the secret
Trade secret. Party B finds that other staff members of Party A have behaviors that do not comply with the confidentiality process and relevant measures

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When the protection of relevant information is insufficient or the relevant information has been infringed, A shall be promptly notified and take reasonable measures to prevent further infringement of relevant information.
Four.    Party A and Party B confirm that all records held or kept by Party B due to the needs of Party B's duties are Party A's secrets
Any form of carrier of information shall be owned by Party A.
Five.    Party B guarantees that the correct use and proper custody belong to Party A or belong to others, but Party A promises to have confidentiality shall not use the aforesaid information for their own benefit or any third party. In addition to performing duties
In addition, Party B promises that during its employment and after resignation, without the written authorization of Party A, Party B shall not disclose, inform,
Publish, publish, publish, impart, transfer or otherwise make any third party aware of the property of A
Party A or confidential information that belongs to another person but Party A promises to keep it confidential shall not be in the performance of its duties
The confidential information is used until you declare that it is declassified or the confidential information is in fact disclosed.
Six. After the cancellation or termination of this contract, Party B must return all confidential information and materials and their copies to Party A and warrants to Party A that I no longer have any right to use the materials or information, and declares that I have used the information
All originals and copies of such materials and information shall be returned to Party A. If Party A finds that Party B has not returned it in time
If the aforesaid information causes losses to Party A, Party B must bear the corresponding liability for compensation.
Seven.    During Party A's tenure and within 6 months after the termination or rescission of this contract, Party B has performed the delivery of Party A
Work tasks or inventions and creations that are mainly completed by using Party A's material and technical conditions, business information, etc.,
The intellectual property rights related to computer software, technical secrets, works, etc. belong to Party A
Except for Party B's identity rights). Party B is obliged to report all information about the relevant intellectual property rights to
Party A, and provide necessary auxiliary measures as required by Party A to enable Party A to apply, transfer or register the above
Intellectual property.
Eight.    Party B promises that Party B shall not infringe on a third party in order to complete its own work or the work temporarily assigned by Party A

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intellectual property or trade secrets. If Party A suffers economic or goodwill losses due to Party B's infringement,
Party A has the right to claim compensation from Party B for all economic losses caused thereby.
Nine.    Party A has the right to request Party B to enter into a separate confidentiality and non-competition agreement as needed
Annexes to this Contract.

Article 9    Financial Compensation and Indemnity

One.    When this contract is dissolved or terminated, if Party A needs to pay economic compensation, it shall be in accordance with the provisions of the People's Republic of China
The Labor Contract Law stipulates standard payments.
Two.    If Party B violates the rules and regulations of Party A or the provisions of this contract and causes losses to Party A, Party A shall be compensated for the losses
Party A has the right to deduct Party B's labor remuneration according to law.
Three.    If Party B accepts the funded training provided by Party A, Party A has the right to require Party B to sign the relevant training agreement
If there is a violation, it shall bear the corresponding responsibility in accordance with the agreement.
Four.    If Party B encroaches on Party A's property and causes losses to Party A, Party B shall return the corresponding property and compensate Party A for the loss
Lose. If there is no legal provision or contract to obtain the benefits of Party A, Party B shall return the unjust profits obtained
Also Party A.
Five.    Party B understands and agrees that upon the rescission or termination of this contract, Party B shall have any outstanding payment to Party A
(Including but not limited to the compensation, liquidated damages, unjust enrichment, and advance that Party B shall return and pay to Party A.)
Party A has the right to settle the payment (including but not limited to wages and awards) when Party B resigns
(gold, allowances, subsidies, unused annual leave, economic compensation, compensation, etc.).
One-time deductions.

Article 10    other

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One.    Matters not covered in this contract shall be agreed upon by both parties unless otherwise agreed; If there is no agreement between the two parties, in accordance with relevant laws, enforcement of laws and regulations; Where laws, regulations, and rules do not provide for it, the two parties shall follow the principle of equality, voluntariness, and agreement
In principle, a separate agreement shall be signed as a supplementary agreement to this contract.
Two.    If this contract is inconsistent with the relevant laws, regulations and rules in force, the relevant laws, regulations and rules shall apply prevail. If the relevant laws, rules and regulations are changed, the new effective laws, regulations,
The rules and regulations shall prevail.
Three.    In the event of a labor dispute between the two parties, the procedures stipulated in the Law of the People's Republic of China on Labor Dispute Mediation and Arbitration shall apply
Order.
Four.    This contract shall come into force in duplicate after being signed and sealed by both parties; Party A and Party B each hold one copy and two copies of the contract
Equally effective.
Five.    Party B determines that the following address is the address for the delivery of documents and documents related to labor relations management, such as the following address
Party B shall notify Party A in writing within 7 days of the change, otherwise, Party A shall deliver it at the following address
Relevant documents and documents shall be deemed to have been served.

Address for service: [***]
Party A: Quaker Houghton Investment Management (Shanghai) Co., Ltd.
Party B: Albert Ma
Seal: /s/ Quaker Houghton Investment Management (Shanghai) Co., Ltd.
Signature: /s/ Albert Ma
Date: April 1, 2016